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                                  EXHIBIT 99.1
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                                  EXHIBIT 99.1

                         BANYAN STRATEGIC REALTY TRUST
               DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN

                        ENROLLMENT AUTHORIZATION FORM



                        PLEASE ENROLL THIS ACCOUNT AS FOLLOWS:
                        Place an "X" in the box with black or blue ink ([x]) to select option(s).


                   / /  FULL DISTRIBUTION REINVESTMENT
                        Reinvest all distributions for this account.


                   / /  PARTIAL DISTRIBUTION
                        REINVESTMENT
                        Reinvest any distributions
                        that may become payable to me on         /  * Shs. /
                        the following Shares and invest
                        any voluntary cash investments I
                        may choose to send.


                   / /  VOLUNTARY CASH INVESTMENTS ONLY
                        Invest the attached cash investment and any future voluntary cash investments I may choose to send.

                   / /  AUTOMATIC MONTHLY DEDUCTIONS
                        Also complete the next form below.

                        *CANNOT BE GREATER THAN THE TOTAL NUMBER OF SHARES CURRENTLY REGISTERED IN YOUR NAME.

                        Under each of the options above, participants may make voluntary cash investments at any time.

Signature(s) of
Registered Owner(s) ________________________________________

____________________________________________________________


                                    (Front)

Voluntary cash investments should be mailed to First Chicago Trust Company of New York, Dividend Reinvestment Plans, P.O. Box 13531, Newark, NJ 07188-0001.

Participation in the Plan is subject to the terms as outlined in the Plan Prospectus. Participation in the Plan may be terminated at any time by sending written instructions signed by all registered owners to First Chicago Trust Company of New York, Dividend Reinvestment Plans, P.O. Box 2598, Jersey City, NJ 07303-2598.

If you do not check any box, you will be enrolled in FULL DISTRIBUTION REINVESTMENT.

If you elected PARTIAL DISTRIBUTION REINVESTMENT, and:
     - If you wish to reinvest cash distributions on ALL of the Shares now registered in your name BUT NOT on any additional Shares that may be registered in your name in the future, write the total number of Shares now registered in your name in the space provided.
     - If you wish to reinvest cash distributions on LESS THAN ALL of the Shares now registered in your name and continue to receive a check for cash distributions on the remaining Shares, write the number of Shares on which you do wish distributions reinvested in the space provided.

Under each option, regardless of the one you select, distributions received on Shares accumulated and held under the Plan will be reinvested.

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